EXHIBIT 23.1


                               CONSENT OF ERNST & YOUNG LLP
                                   INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Bank of New York Company, Inc. of our report dated January 28, 2000, included in the 1999 Annual Report to Shareholders of The Bank of New York Company, Inc.

We also consent to the incorporation by reference in the following Registration Statements of The Bank of New York Company, Inc. of our report dated January 28, 2000, with respect to the consolidated financial statements of The Bank of New York Company, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1999:

Registration Statement Number   Form   Description
-----------------------------   ----   -----------

No. 333-03811                    S-3   Dividend Reinvestment and Stock
                                       Purchase Plan
No. 333-15951                    S-3   Trust Preferred Securities in the
No. 333-15951-01                       amount of $700 million
No. 333-15951-02
No. 333-15951-03
No. 333-15951-04
No. 333-15951-05
No. 333-40837                    S-3   Trust Preferred Securities in the
No. 333-40837-01                       amount of $500 million
No. 333-40837-02
No. 333-40837-03
No. 333-70187                    S-3   Debt Securities, Preferred Stock,
No. 333-70187-01                       Common Stock, and Trust Preferred
No. 333-70187-02                       Securities in the amount of
No. 333-70187-03                       $1.3 billion
No. 333-70187-04
No. 33-59225                     S-4   Proxy Statement related to merger
                                       with National Community Banks, Inc.
No. 33-25805                     S-4   Proxy Statement related to merger
                                       with Putnam Trust Company of Greenwich
No. 333-78685                    S-8   Employees Stock Purchase Plan
                                       Employees Profit Sharing Plan
                                       1993 Long-Term Incentive Plan
                                       1999 Long-Term Incentive Plan
No. 33-56863                     S-8   Employee Stock Purchase Plan,
                                       Employee Preferred Stock Plan and
                                       1993 Long-Term Incentive Plan
No. 33-57670                     S-8   Employee Stock Purchase Plan,
                                       Employee Preferred Stock Plan and
                                       1993 Long-Term Incentive Plan
No. 2-95764                      S-8   1984 Stock Option Plan
No. 33-20999                     S-8   1988 Long-Term Incentive Plan
No. 33-33460                     S-8   Amendment to 1988 Long-Term Incentive
                                       Plan
No. 33-49963                     S-8   NCB Employee Incentive Savings Plan
No. 33-62267                     S-8   Putnam Profit Sharing Plan, Putnam
                                       Stock Option Plan and Putnam Incentive
                                       Stock Option Plan


                                                         \s\ Ernst & Young LLP
                                                             Ernst & Young LLP

New York, New York
March 28, 2000